Exhibit 99.1

SP Acquisition Holdings, Inc.

Patrick M. Fahey Chairman and CEO Frontier Financial Corporation	Warren G. Lichtenstein Chairman and CEO SP Acquisition Holdings, Inc.

FOR IMMEDIATE RELEASE

SP ACQUISITION HOLDINGS AND FRONTIER FINANCIAL
SCHEDULE CONFERENCE CALL FOR INVESTORS

EVERETT, WASHINGTON AND NEW YORK, NEW YORK – August 12, 2009.  Frontier Financial Corporation (NASDAQ:FTBK) (“Frontier”) and SP Acquisition Holdings, Inc. (NYSE AMEX:DSP) (“SPAH”) today jointly announced that they will host a conference call for investors, analysts and other interested parties on Thursday, August 13, 2009 at 1:00 p.m. PDT (4:00 p.m. EDT) in connection with the proposed merger of Frontier with and into SPAH.  The conference call will be hosted by Warren Lichtenstein, Chairman and Chief Executive Officer of SPAH and Patrick Fahey, Chairman and Chief Executive Officer of Frontier Financial Corporation.  Investors, analysts and other interested parties may access the teleconference at 877-675-4757 using access code 37668437.  Shortly after the call concludes, the replay will also be available at 888-203-1112 using access code 37668437 where it will be archived until September 30, 2009.  A webcast of the call can be accessed at www.frontierbank.com.